UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2019, Guess?, Inc. (the “Company”) announced that Mr. Sandeep Reddy (“Mr. Reddy”) would separate employment with the Company and would cease being the Company’s Chief Financial Officer effective December 1, 2019, and that Kathryn Anderson (“Ms. Anderson”) would succeed Mr. Reddy and become the Company’s Chief Financial Officer on December 2, 2019 (the “Effective Date”).
Ms. Anderson, age 37, has served as Chief Financial Officer of California Pizza Kitchen (“CPK”), a privately-held casual dining restaurant chain, since November 2016. Between 2010 and 2016, Ms. Anderson served in a number of positions of increasing responsibility for CPK, including Senior Vice President of Corporate Finance and Senior Vice President of Financial Planning and Analysis. After leaving CPK in February 2016 to become the Chief Financial Officer of Sprinkles Cupcakes, a privately-held cupcake bakery chain, she returned to CPK as its Chief Financial Officer in November 2016. Ms. Anderson began her career in investment banking at Citi and then Moelis & Company. She received her B.A. in Economics from Northwestern University and her M.B.A. from UCLA Anderson School of Management.
There are no arrangements or understandings between Ms. Anderson and any other persons pursuant to which Ms. Anderson is to be appointed, effective on the Effective Date, as the Company’s Chief Financial Officer. There are no family relationships between Ms. Anderson and any director or executive officer of the Company, and Ms. Anderson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an offer letter with Ms. Anderson (the “Offer Letter”) that provides for her to be appointed as the Company’s Chief Financial Officer on or before December 13, 2019. The Offer Letter also provides for Ms. Anderson to receive the following compensation and benefits:

•	Ms. Anderson will be entitled to a base salary of $550,000 annually.

•
Ms. Anderson is entitled to a signing bonus of $300,000 (the “Signing Bonus”) to help compensate Ms. Anderson for incentives with her former employer that she will forfeit in connection with joining the Company. In the event Ms. Anderson voluntarily terminates her employment with the Company for any reason other than “Good Reason” (as defined in the Offer Letter) prior to the first anniversary of the Effective Date (regardless of the number of days she was employed by the Company prior to such termination), then Ms. Anderson will be required to reimburse the Company for the full amount of the Signing Bonus.

•
Ms. Anderson will be entitled to participate in the Company’s Executive Bonus Program, which provides for an annual cash incentive bonus opportunity and annual equity award based on the achievement of performance criteria. Ms. Anderson’s target annual cash incentive opportunity will be 75% of her base salary and the target grant date fair value of her annual equity award will be 150% of her base salary (with not less than 40% of such annual equity award to be in the form of restricted stock, restricted stock units, performance stock units, or a combination thereof). With respect to the Company’s 2020 fiscal year, Ms. Anderson is entitled to a guaranteed cash incentive of $100,000 (with an opportunity to earn up to an additional $100,000 based on the achievement of performance or other criteria established by the Company). Ms. Anderson will be eligible for an annual equity award beginning in the Company’s 2021 fiscal year.

•
On the Effective Date, the Company will grant Ms. Anderson stock options to purchase 130,000 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan, as amended (the “Equity Plan”). The per share exercise price of the options will equal the closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange on the Effective Date (or as of the last trading day prior to the Effective Date if the Effective Date is not a trading day). The stock options have a maximum term of ten years and one-fourth of the stock options will be scheduled to vest on each of the first four anniversaries of the Effective Date, subject to Ms. Anderson’s continued employment through the applicable vesting date. If a “Change in Control” of the Company (as such term is defined in the Offer Letter) occurs when the stock options are outstanding and unvested, the stock options will accelerate and become fully vested upon such Change in Control, subject to Ms. Anderson’s continued employment through the closing of the Change in Control.

•
On the Effective Date, the Company will grant Ms. Anderson a restricted stock award with respect to 70,000 shares of the Company’s common stock under the Equity Plan. One-fourth of the restricted shares subject to the award will be scheduled to vest on each of the first four anniversaries of the Effective Date, subject to Ms. Anderson’s continued employment through the applicable vesting date. If a “Change in Control” of the Company (as such term is defined in the Offer Letter) occurs when the restricted shares are outstanding and unvested, the restricted shares will accelerate and become fully vested upon such Change in Control, subject to Ms. Anderson’s continued employment through the closing of the Change in Control.

Ms. Anderson will be entitled to certain employee benefits once she is employed.

The Offer Letter provides that if Ms. Anderson’s employment with the Company is terminated by the Company other than for “Cause,” death or disability, or by Ms. Anderson for “Good Reason” (as such terms are defined in the Offer Letter), Ms. Anderson will be entitled to receive the following separation benefits: (1) payment of an aggregate amount equal to one times her base salary, paid in 12 monthly installments (or, in the event such termination of employment occurs within 3 months before, upon or within 18 months following a “Change in Control” (as such term is defined in the Offer Letter), Ms. Anderson will instead be entitled to a lump sum payment equal to 1.5 times the sum of her base salary and target annual cash bonus); (2) a pro-rata portion of her annual cash bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had her employment continued through the year); and (3) payment or reimbursement of Ms. Anderson’s premiums to continue healthcare coverage under COBRA for up to 12 months. Ms. Anderson’s receipt of the separation benefits described above is conditioned on Ms. Anderson delivering a release of claims in favor of the Company and complying with certain restrictive covenants including a 24-month post-termination non-solicitation of employees and consultants covenant.
Ms. Anderson will not be entitled to a change in control excise tax gross up.
Ms. Anderson’s Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to such exhibit.
Mr. Reddy will be paid the severance benefits provided for in his Amended and Restated Offer Letter with the Company dated April 28, 2017, provided that Mr. Reddy provides the Company with a release and complies with certain restrictive covenants as set forth in such Amended and Restated Offer Letter.
Item 7.01. Regulation FD Disclosure.
On November 6, 2019, the Company issued a press release announcing Mr. Reddy’s separation from the Company and Ms. Anderson’s appointment as Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Guess?, Inc. and Kathryn Anderson

99.1	Press Release of Guess?, Inc. dated November 6, 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 6, 2019	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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